As filed with the Securities and Exchange Commission on February 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MASONITE INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Premdor Inc.

(Former Name of Registrant)

Province of Ontario, Canada	98-0125986
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1600 Britannia Road East
Mississauga, Ontario
Canada L4W 1J2

(Address of Principal Executive Offices)

MASONITE INTERNATIONAL CORPORATION SHARE OPTION PLAN

(Full Title of the Plan)

Mr. Steve MacIsaac
Masonite Holdings, Inc.
One North Dale Mabry
Tampa, Florida 33609

(Name and Address of Agent for Service)

(813) 877-2726

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered	Registered(1)	Per Share	Price	Registration Fee

Common Shares	18,000 Common Shares	US$20.9270(2)	US$376,687.50	US$47.73

(1)	Consists of Common Shares underlying options granted or that may be granted under the Registrant’s Share Option Plan. There are also registered hereby such indeterminate number of Common Shares as may become issuable by reason of the operation of the anti-dilution provisions of that Plan.

(2)	Based on the price in Canadian dollars per Common Shares at which the Common Shares underlying the options granted may be purchased, as same may be adjusted in accordance with the Registrant’s Share Option Plan, and translated into U.S. dollars on the basis of U.S. $1.00 = Cdn $1.3289, the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on February 10, 2004.

INCORPORATION BY REFERENCE

     The contents of the Registration Statement of Premdor Inc. on Form S-8 dated March 10, 1993 (No. 33-59364) and Post-Effective Amendment No. 1 thereto dated November 1, 1994 are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

Exhibit
Number	Description

5	Opinion of Davies Ward Phillips & Vineberg LLP.

23.1	Consent of KPMG.

23.2	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on this 10th day of February, 2004.

MASONITE INTERNATIONAL CORPORATION

By:		/s/ Harley Ulster

	Name:	Harley Ulster
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary

POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Harley Ulster his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Philip S. Orsino Philip S. Orsino, F.C.A.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2004

/s/ Robert V. Tubbesing Robert V. Tubbesing	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 10, 2004

/s/ Paul A. Bernards Paul A. Bernards	Vice President and Corporate Controller (Principal Accounting Officer)	February 10, 2004

/s/ Peter A. Crossgrove Peter A. Crossgrove	Chairman of the Board of Directors and Director	February 10, 2004

/s/ Howard L. Beck Howard L. Beck, Q.C.	Director	February 10, 2004

/s/ John J. Berton John J. Berton	Director	February 10, 2004

/s/ John M. Cassaday John M. Cassaday	Director	February 10, 2004

/s/ Fredrik S. Eaton Fredrik S. Eaton, O.C., O.Ont.	Director	February 10, 2004

/s/ Alan R. McFarland Alan R. McFarland	Director	February 10, 2004

/s/ Joseph L. Rotman Joseph L. Rotman, O.C.	Director	February 10, 2004

/s/ Saul M. Spears Saul M. Spears	Director	February 10, 2004

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Masonite International Corporation in the United States, in the City of Tampa, State of Florida, on this 10th day of February, 2004.

MASONITE HOLDINGS, INC.

By:		/s/ Steve MacIsaac

	Name:	Steve MacIsaac
	Title:	General Counsel, U.S. Operations

Exhibit Index

Exhibit	Description

5	Opinion of Davies Ward Phillips & Vineberg LLP.

23.1	Consent of KPMG.

23.2	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page of this Registration Statement)